UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2016 (September 27, 2016)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2016, Tenneco Automotive Operating Company Inc., a wholly owned subsidiary of Tenneco Inc., entered into an Agreement and General Release (the “Agreement”) with Enrique Orta. Mr. Orta was the company’s Senior Vice President, Ride Performance until August 24, 2016 and his employment terminated on September 8, 2016. Pursuant to the Agreement, Mr. Orta is entitled to receive (a) severance payments on regular company payroll dates through October 15, 2016 equal to the amount of regular payroll Mr. Orta would have received had he remained employed, (b) $1,800,000 as severance, payable in installments over 24 months, (c) payment of any accrued vacation, and (d) miscellaneous benefits, including up to 24 months of contributions to certain benefit plans and life, disability and medical insurance, outplacement services and, under certain circumstances, relocation assistance. Pursuant to Mr. Orta’s award agreements and the applicable plans, any unvested restricted stock, unvested stock options or performance units were forfeited.

Pursuant to the Agreement, Mr. Orta agreed to observe certain confidentiality, non-competition and non-solicitation covenants.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and General Release between Enrique Orta and Tenneco Automotive Operating Company Inc. dated September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: October 3, 2016	By:	/s/ James D. Harrington
James D. Harrington Senior Vice President, General Counsel and Corporate Secretary